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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed on June 29, 1998, pertaining to the Individual Account Retirement Plan For Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant of our report dated June 29, 1998 with respect to the financial statements of the Individual Account Retirement Plan For Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                            Ernst & Young LLP


June 29, 1998
Houston, Texas





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